RBC Capital Markets®	Filed Pursuant to Rule 433 Registration Statement No. 333-171806

The information in this preliminary terms supplement is not complete and may be changed.

Preliminary Terms Supplement

Subject to Completion:
Dated June 5, 2013

Pricing Supplement Dated June   , 2013 to the
Product Prospectus Supplement, Prospectus
Supplement, and Prospectus, Each Dated January
28, 2011
$ __________ Reverse Convertible Notes Each Linked to a Single Reference Stock Royal Bank of Canada

Royal Bank of Canada is offering sixteen (16) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this terms supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 28, 2011, “Additional Risk Factors Specific to Your Notes” beginning on page PS-3 of the product prospectus supplement dated January 28, 2011 and “Selected Risk Considerations” beginning on P7 of this preliminary terms supplement.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this terms supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Sixteen RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	June 13, 2013	Principal Amount:	$1,000 per RevCons
Issuance Date:	June 18, 2013	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.	Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:
No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission(1)	Proceeds to Royal Bank of Canada(1)

4022	Peabody Energy Corporation (BTU)	13.75%	80%	3 Months	78008S2P0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

4023	KB HOME (KBH)	12.75%	75%	3 Months	78008S2Q8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

4024	Netflix Inc. (NFLX)	16.75%	70%	3 Months	78008S2R6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

4025	Tesoro Corporation (TSO)	13.25%	80%	3 Months	78008S2T2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

(continued on the next page)
RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission(1)	Proceeds to Royal Bank of Canada(1)

4026	United States Steel Corporation (X)	14.00%	80%	3 Months	78008S2U9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

4027	Biogen Idec Inc. (BIIB)	10.00%	80%	6 Months	78008S2V7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

4028	Chesapeake Energy Corporation (CHK)	11.00%	80%	6 Months	78008S2W5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

4029	Facebook, Inc. (FB)	9.75%	75%	6 Months	78008S2X3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

4030	Freeport-McMoRan Copper & Gold Inc. (FCX)	10.00%	80%	6 Months	78008S2Y1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

4031	Goodyear Tire & Rubber Company (GT)	11.25%	80%	6 Months	78008S2Z8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

4032	Monster Beverage Corporation (MNST)	12.00%	80%	6 Months	78008S3A2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

4033	Morgan Stanley (MS)	8.75%	80%	6 Months	78008S3B0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

4034	PulteGroup Inc. (PHM)	14.50%	80%	6 Months	78008S3C8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

4035	Phillips 66 (PSX)	9.75%	80%	6 Months	78008S3D6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

4036	VMware, Inc. (VMW)	11.75%	80%	6 Months	78008S3E4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

4037	United States Steel Corporation (X)	13.75%	75%	6 Months	78008S3F1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
 (1) The price to public for RevCons sold to certain advisory accounts will be 98.75% for the 3 month RevCons and 98.50% for the 6 month RevCons.  RBC Capital Markets, LLC will not receive an agent’s commission in connection with these sales.

The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date. See “Supplemental Plan of Distribution (Conflicts of Interest)” below.

We may use this terms supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this terms supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this terms supplement is being used in a market-making transaction.

RBC Capital Markets, LLC
P2

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this terms supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This terms supplement relates to sixteen (16) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. Five (5) of the Notes have a term of three months (“Three Month Notes”) and eleven (11) have a term of six months (“Six Month Notes”). The term of each Note is indicated above.  If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this terms supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series E

Pricing Date:	June 13, 2013

Issuance Date:	June 18, 2013

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the 18th day of each month during the term of the Note, including the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:

Valuation Date:	September 13, 2013

Maturity Date:	September 18, 2013

Six Month Notes:

Valuation Date:	December 13, 2013

Maturity Date:	December 18, 2013

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.

RBC Capital Markets, LLC
P3

Reverse Convertible Notes Each Linked to a Single Reference Stock

Payment at Maturity (if held to maturity):
For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i)           the Final Stock Price is less than the Initial Stock Price; and

(ii)          on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2, P3 and P4 of this terms supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P4

Reverse Convertible Notes Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this terms supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this terms supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this terms supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this terms supplement carefully.

This terms supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 28, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000427/c24110424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Royal Bank of Canada has filed a registration statement (including a product supplement, and prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this document relates. Before you invest, you should read those documents and the other documents relating to this offering that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the product prospectus, the prospectus supplement and the prospectus if you so request by calling toll-free 866-609-6009.

RBC Capital Markets, LLC
P5

Reverse Convertible Notes Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of $80.00 and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800
$79.90	n/a	Physical or Cash Delivery Amount	10	$799
$70.00	n/a	Physical or Cash Delivery Amount	10	$700
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

RBC Capital Markets, LLC
P6

Reverse Convertible Notes Each Linked to a Single Reference Stock

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC
P7

Reverse Convertible Notes Each Linked to a Single Reference Stock

 U.S. FEDERAL TAX INFORMATION

•
RevCon 78008S2P0 (BTU): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008S2Q8 (KBH): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008S2R6 (NFLX): [ ]% of each stated interest payment (16.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008S2T2 (TSO): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008S2U9 (X): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008S2V7 (BIIB): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008S2W5 (CHK): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008S2X3 (FB): [ ]% of each stated interest payment (9.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008S2Y1 (FCX): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008S2Z8 (GT): [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008S3A2 (MNST): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets, LLC
P8

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
RevCon 78008S3B0 (MS): [ ]% of each stated interest payment (8.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008S3C8 (PHM): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008S3D6 (PSX): [ ]% of each stated interest payment (9.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008S3E4 (VMW): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008S3F1 (X): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

RBC Capital Markets, LLC
P9

Reverse Convertible Notes Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We have not independently verified the accuracy or completeness of reports filed by each issuer with the SEC, information published by it on its respective website or in any other format, information about it obtained from any other source or the information provided below.

•
Peabody Energy Corporation mines and markets predominantly low sulfur coal, primarily for use by electric utilities. The company also trades coal and emission allowances. The company owns and operates mines in Arizona, Colorado, New Mexico and Wyoming, Illinois, Indiana, and Australia. The company also a minority interest in a Venezuelan mine through a joint venture. Its common stock trades on the New York Stock Exchange under the symbol “BTU.”

•
KB HOME builds single-family homes in the United States, primarily targeting first-time and first move-up homebuyers. The company has operating divisions in Arizona, California, Colorado, Florida, Georgia, Illinois, Nevada, Wisconsin, New Mexico, North Carolina, South Carolina, and Texas in the United States. The company also derives income from mortgage banking, title and insurance services. Its common stock trades on the New York Stock Exchange under the symbol “KBH.”

•
Netflix Inc. is an online movie rental service. The company ships DVDs with no due dates or late fees, directly to the subscriber's address. Netflix also provides background information on DVD releases, including critic reviews, member reviews and ratings, and personalized movie recommendations. Its common stock trades on the Nasdaq Global Select Market under the symbol “NFLX.”

•
Tesoro Corporation refines and markets petroleum products, and provides transporting services. The company operates refineries, as well as a network of retail and refueling stations in the western United States. The company also markets gasoline and diesel fuel to independent marketers and commercial end users. Its common stock trades on the New York Stock Exchange under the symbol “TSO.”

•
United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock trades on the New York Stock Exchange under the symbol “X.”

•
Biogen Idec Inc. develops, manufactures, and commercializes therapies, focusing on neurology, oncology, and immunology. The company's products addresses diseases such as multiple sclerosis, non-Hodgkin's lymphoma, rheumatoid arthritis, crohn's disease, and psoriasis. Its common stock trades on the Nasdaq Global Select Market under the symbol “BIIB.”

RBC Capital Markets, LLC
P10

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
Chesapeake Energy Corporation produces oil and natural gas. The company's operations are focused on discovering, developing and acquiring conventional and unconventional natural gas reserves onshore in the United States. Its common stock trades on the New York Stock Exchange under the symbol “CHK.”

•
Facebook, Inc. operates a social networking website. The company's website allows people to communicate with their family, friends, and coworkers. The company develops technologies that facilitate the sharing of information, photographs, website links, and videos. Its Class A common stock trades on the Nasdaq Global Select Market under the symbol “FB.”

•
Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company, through a subsidiary, is also involved in smelting and refining of copper concentrates. Its common stock trades on the New York Stock Exchange under the symbol “FCX.”

•
The Goodyear Tire & Rubber Company develops, manufactures, distributes, and sells tires for most applications. The company also manufactures and markets several lines of rubber and rubber-related chemicals and provides automotive repair services.The company also retreads truck, aircraft, and heavy equipment tires. The company provides its products and services worldwide. Prior to December 15, 2012, the company's common stock traded on the New York Stock Excahnge. Its common stock trades on the Nasdaq Global Select Market under the symbol “GT.”

•
Monster Beverage Corporation markets and distributes energy drinks, fruit juices, fruit juice smoothies, juice cocktails, iced teas, lemonades, and still water. The company distributes its beverages in the United States and overseas. Its common stock trades on the Nasdaq Global Select Market under the symbol “MNST.”

•
Morgan Stanley, a bank holding company, provides diversified financial services on a worldwide basis. The company operates a global securities business which serves individual and institutional investors and investment banking clients. Morgan Stanley also operates a global asset management business. Its common stock trades on the New York Stock Exchange under the symbol “MS.”

•
PulteGroup Inc. sells and constructs homes, and purchases, develops, and sells residential land and develops active adult communities. The company also provides mortgage financing, title insurance, and other services to home buyers. The company has operations in various markets across the United States and Puerto Rico. Its common stock trades on the New York Stock Exchange under the symbol “PHM.”

•
Phillips 66 is a downstream energy company. The company's operations include oil refining, marketing, transportation, chemical manufacturing and power generation. Its common stock trades on the New York Stock Exchange under the symbol “PSX.”

•
VMware, Inc. provides virtualization solutions from the desktop to the data center. The company's solution products addresses a range of IT problems, which includes cost and operational inefficiencies, business continuity, software lifecycle management and desktop management. Its Class A Common Stock trades on the New York Stock Exchange under the symbol “VMW.”

RBC Capital Markets, LLC
P11

Reverse Convertible Notes Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2010, 2011 and 2012, the first calendar quarter of 2013 and the period from April 1, 2013 to June 4, 2013. No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P12

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	51.94	39.90	45.70
4/1/2010	6/30/2010	50.25	34.91	39.13
7/1/2010	9/30/2010	49.94	38.08	49.01
10/1/2010	12/31/2010	64.58	48.77	63.98

1/1/2011	3/31/2011	73.73	57.52	71.96
4/1/2011	6/30/2011	73.87	52.45	58.91
7/1/2011	9/30/2011	61.85	33.85	33.88
10/1/2011	12/30/2011	47.80	30.61	33.11

1/1/2012	3/30/2012	38.96	28.18	28.96
4/1/2012	6/29/2012	31.96	20.67	24.52
7/1/2012	9/28/2012	26.60	18.78	22.29
10/1/2012	12/31/2012	29.84	21.64	26.61

1/1/2013	3/28/2013	27.74	20.07	21.15
4/1/2013	6/4/2013	21.84	18.22	19.54

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P13

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	18.05	13.46	16.75
4/1/2010	6/30/2010	20.13	10.92	11.00
7/1/2010	9/30/2010	12.45	9.43	11.33
10/1/2010	12/31/2010	14.26	10.28	13.49

1/1/2011	3/31/2011	16.11	12.36	12.44
4/1/2011	6/30/2011	12.61	9.56	9.78
7/1/2011	9/30/2011	10.47	5.09	5.86
10/1/2011	12/30/2011	8.39	5.03	6.72

1/1/2012	3/30/2012	13.06	6.65	8.90
4/1/2012	6/29/2012	10.07	6.47	9.80
7/1/2012	9/28/2012	15.65	9.04	14.35
10/1/2012	12/31/2012	17.29	13.10	15.80

1/1/2013	3/28/2013	22.43	15.78	21.77
4/1/2013	6/4/2013	25.14	19.69	20.50

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P14

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	75.65	48.52	73.74
4/1/2010	6/30/2010	127.95	73.62	108.65
7/1/2010	9/30/2010	174.38	95.33	162.16
10/1/2010	12/31/2010	209.24	147.39	175.70

1/1/2011	3/31/2011	247.55	173.50	237.33
4/1/2011	6/30/2011	277.66	224.48	262.69
7/1/2011	9/30/2011	304.79	107.64	113.16
10/1/2011	12/30/2011	128.50	62.37	69.29

1/1/2012	3/30/2012	133.39	70.19	115.04
4/1/2012	6/29/2012	114.80	60.70	68.47
7/1/2012	9/28/2012	86.65	52.81	54.44
10/1/2012	12/31/2012	97.75	54.35	92.78

1/1/2013	3/28/2013	197.62	90.70	189.41
4/1/2013	6/4/2013	248.85	159.01	225.31

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P15

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	15.33	11.49	13.90
4/1/2010	6/30/2010	14.43	10.76	11.67
7/1/2010	9/30/2010	13.49	10.40	13.36
10/1/2010	12/31/2010	18.94	12.80	18.54

1/1/2011	3/31/2011	27.96	17.60	26.83
4/1/2011	6/30/2011	28.74	20.40	22.91
7/1/2011	9/30/2011	25.78	17.83	19.47
10/1/2011	12/30/2011	29.60	17.44	23.36

1/1/2012	3/30/2012	30.14	21.50	26.84
4/1/2012	6/29/2012	27.27	20.77	24.96
7/1/2012	9/28/2012	42.36	24.84	41.90
10/1/2012	12/31/2012	45.41	35.28	44.05

1/1/2013	3/28/2013	59.90	39.85	58.55
4/1/2013	6/4/2013	65.75	48.00	59.44

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P16

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	6/30/2010	70.95	38.39	38.55
7/1/2010	9/30/2010	51.38	36.94	43.84
10/1/2010	12/31/2010	59.50	39.78	58.42

1/1/2011	3/31/2011	64.02	51.33	53.94
4/1/2011	6/30/2011	55.75	40.95	46.04
7/1/2011	9/30/2011	47.32	21.73	22.01
10/1/2011	12/30/2011	29.23	18.85	26.46

1/1/2012	3/30/2012	32.52	24.78	29.37
4/1/2012	6/29/2012	30.66	17.67	20.60
7/1/2012	9/28/2012	23.84	17.81	19.07
10/1/2012	12/31/2012	24.78	18.74	23.87

1/1/2013	3/28/2013	26.29	19.19	19.50
4/1/2013	6/4/2013	19.70	15.80	17.64

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P17

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	60.24	52.16	57.36
4/1/2010	6/30/2010	57.98	45.96	47.45
7/1/2010	9/30/2010	58.62	46.16	56.12
10/1/2010	12/31/2010	68.60	55.63	67.05

1/1/2011	3/31/2011	73.53	64.29	73.39
4/1/2011	6/30/2011	109.62	72.70	106.92
7/1/2011	9/30/2011	109.12	83.83	93.15
10/1/2011	12/30/2011	120.66	87.75	110.05

1/1/2012	3/30/2012	127.83	111.44	125.97
4/1/2012	6/29/2012	144.38	124.23	144.38
7/1/2012	9/28/2012	157.11	137.91	149.23
10/1/2012	12/31/2012	155.24	134.00	146.67

1/1/2013	3/28/2013	192.92	139.76	192.91
4/1/2013	6/4/2013	242.52	191.81	219.74

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P18

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	29.20	22.10	23.64
4/1/2010	6/30/2010	25.55	19.75	20.95
7/1/2010	9/30/2010	23.00	19.69	22.65
10/1/2010	12/31/2010	26.43	20.97	25.91

1/1/2011	3/31/2011	35.95	25.93	33.52
4/1/2011	6/30/2011	34.70	27.28	29.69
7/1/2011	9/30/2011	35.75	25.54	25.55
10/1/2011	12/30/2011	29.87	22.00	22.29

1/1/2012	3/30/2012	26.09	20.42	23.17
4/1/2012	6/29/2012	23.68	13.32	18.60
7/1/2012	9/28/2012	20.64	16.62	18.87
10/1/2012	12/31/2012	21.65	16.23	16.62

1/1/2013	3/28/2013	22.97	16.33	20.41
4/1/2013	6/4/2013	22.86	18.21	21.72

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P19

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	N/A	N/A	N/A
4/1/2010	6/30/2010	N/A	N/A	N/A
7/1/2010	9/30/2010	N/A	N/A	N/A
10/1/2010	12/31/2010	N/A	N/A	N/A

1/1/2011	3/31/2011	N/A	N/A	N/A
4/1/2011	6/30/2011	N/A	N/A	N/A
7/1/2011	9/30/2011	N/A	N/A	N/A
10/1/2011	12/30/2011	N/A	N/A	N/A

1/1/2012	3/30/2012	N/A	N/A	N/A
4/1/2012	6/29/2012	43.00	25.52	31.12
7/1/2012	9/28/2012	32.88	17.55	21.65
10/1/2012	12/31/2012	28.87	18.80	26.63

1/1/2013	3/28/2013	32.50	24.73	25.58
4/1/2013	6/4/2013	29.07	23.26	23.52

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P20

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	45.28	33.02	41.77
4/1/2010	6/30/2010	44.15	29.12	29.57
7/1/2010	9/30/2010	43.96	28.36	42.70
10/1/2010	12/31/2010	60.39	43.19	60.05

1/1/2011	3/31/2011	61.35	46.25	55.55
4/1/2011	6/30/2011	58.75	46.06	52.90
7/1/2011	9/30/2011	56.78	30.37	30.45
10/1/2011	12/30/2011	43.50	28.85	36.79

1/1/2012	3/30/2012	48.96	36.76	38.04
4/1/2012	6/29/2012	39.43	31.16	34.07
7/1/2012	9/28/2012	43.65	31.08	39.58
10/1/2012	12/31/2012	42.89	30.55	34.20

1/1/2013	3/28/2013	36.25	30.72	33.10
4/1/2013	6/4/2013	34.00	27.24	30.85

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P21

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	16.39	12.06	12.64
4/1/2010	6/30/2010	15.27	9.89	9.94
7/1/2010	9/30/2010	12.66	9.10	10.75
10/1/2010	12/31/2010	12.18	9.51	11.85

1/1/2011	3/31/2011	15.71	11.42	14.98
4/1/2011	6/30/2011	18.83	14.44	16.77
7/1/2011	9/30/2011	18.25	9.15	10.09
10/1/2011	12/30/2011	15.47	8.53	14.17

1/1/2012	3/30/2012	15.80	11.07	11.22
4/1/2012	6/29/2012	12.36	9.24	11.81
7/1/2012	9/28/2012	13.54	9.55	12.19
10/1/2012	12/31/2012	13.84	10.91	13.81

1/1/2013	3/28/2013	14.65	12.46	12.61
4/1/2013	6/4/2013	16.06	11.83	15.10

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P22

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	21.97	18.92	21.69
4/1/2010	6/30/2010	22.50	12.03	19.56
7/1/2010	9/30/2010	23.98	19.01	23.31
10/1/2010	12/31/2010	27.38	22.76	26.14

1/1/2011	3/31/2011	30.23	25.85	30.12
4/1/2011	6/30/2011	40.90	29.91	40.48
7/1/2011	9/30/2011	47.29	34.43	43.65
10/1/2011	12/30/2011	49.18	38.20	46.07

1/1/2012	3/30/2012	63.16	45.59	62.09
4/1/2012	6/29/2012	83.96	60.67	71.20
7/1/2012	9/28/2012	75.00	50.20	54.16
10/1/2012	12/31/2012	59.00	40.00	52.88

1/1/2013	3/28/2013	54.33	45.39	47.74
4/1/2013	6/4/2013	59.79	47.17	59.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P23

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	33.26	26.16	29.29
4/1/2010	6/30/2010	32.28	23.14	23.21
7/1/2010	9/30/2010	28.05	22.40	24.68
10/1/2010	12/31/2010	27.76	23.95	27.21

1/1/2011	3/31/2011	31.04	26.70	27.32
4/1/2011	6/30/2011	28.24	21.77	23.01
7/1/2011	9/30/2011	24.46	12.49	13.50
10/1/2011	12/30/2011	19.66	11.59	15.13

1/1/2012	3/30/2012	21.19	15.44	19.64
4/1/2012	6/29/2012	20.04	12.26	14.59
7/1/2012	9/28/2012	18.50	12.29	16.74
10/1/2012	12/31/2012	19.45	15.95	19.12

1/1/2013	3/28/2013	24.47	19.33	21.98
4/1/2013	6/4/2013	26.41	20.16	25.47

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P24

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	11.91	9.99	11.25
4/1/2010	6/30/2010	13.91	8.25	8.28
7/1/2010	9/30/2010	9.31	7.70	8.76
10/1/2010	12/31/2010	8.92	6.13	7.52

1/1/2011	3/31/2011	8.69	6.52	7.40
4/1/2011	6/30/2011	8.44	6.79	7.66
7/1/2011	9/30/2011	7.86	3.41	3.95
10/1/2011	12/30/2011	6.58	3.29	6.31

1/1/2012	3/30/2012	9.69	6.37	8.85
4/1/2012	6/29/2012	10.81	7.63	10.70
7/1/2012	9/28/2012	17.47	9.96	15.50
10/1/2012	12/31/2012	18.86	14.55	18.16

1/1/2013	3/28/2013	21.97	17.98	20.24
4/1/2013	6/4/2013	24.47	17.46	20.56

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P25

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	N/A	N/A	N/A
4/1/2010	6/30/2010	N/A	N/A	N/A
7/1/2010	9/30/2010	N/A	N/A	N/A
10/1/2010	12/31/2010	N/A	N/A	N/A

1/1/2011	3/31/2011	N/A	N/A	N/A
4/1/2011	6/30/2011	N/A	N/A	N/A
7/1/2011	9/30/2011	N/A	N/A	N/A
10/1/2011	12/30/2011	N/A	N/A	N/A

1/1/2012	3/30/2012	N/A	N/A	N/A
4/1/2012	6/29/2012	37.45	28.75	33.24
7/1/2012	9/28/2012	48.22	32.35	46.37
10/1/2012	12/31/2012	54.32	42.45	53.10

1/1/2013	3/28/2013	70.52	50.12	69.97
4/1/2013	6/4/2013	70.20	56.13	65.18

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P26

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	54.99	41.09	53.30
4/1/2010	6/30/2010	73.10	51.35	62.59
7/1/2010	9/30/2010	89.15	61.17	84.94
10/1/2010	12/31/2010	91.94	71.04	88.91

1/1/2011	3/31/2011	97.60	74.05	81.54
4/1/2011	6/30/2011	102.73	77.77	100.23
7/1/2011	9/30/2011	111.43	76.70	80.38
10/1/2011	12/30/2011	104.36	74.69	83.19

1/1/2012	3/30/2012	113.76	80.17	112.37
4/1/2012	6/29/2012	118.74	82.57	91.04
7/1/2012	9/28/2012	103.02	79.48	96.74
10/1/2012	12/31/2012	99.50	81.50	94.14

1/1/2013	3/28/2013	99.08	70.05	78.88
4/1/2013	6/4/2013	79.37	67.93	68.62
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P27

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We expect that delivery of the Notes will be made against payment for the Notes on or about June 18, 2013, which is the second (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus.

RBC Capital Markets, LLC
P28

RBC Capital Markets®
REVERSE CONVERTIBLE NOTES I RBC STRUCTURED NOTES GROUP
Reverse Convertible Notes Each Linked to a Single Reference Stock

KEY TERMS

•	Reference Stock: One of the 16 different Reference Stocks indicated in the preliminary terms supplement.
•	Coupon Rate: Payable monthly, at the rate specified in the preliminary terms supplement.
•	Barrier Price: As specified in the preliminary terms supplement.
•	Term: 3 months or 6 months, as specified in the preliminary terms supplement.

INVESTMENT THESIS

•
Receive a fixed monthly coupon for the term of the note, in exchange for the possible loss of principal if the value of the applicable Reference Stock declines and if that Reference Stock closes below the applicable Barrier Price during the applicable Monitoring Period.

KEY RISK FACTORS

•	The notes are subject to Royal Bank of Canada’s credit risk.
•	The notes are not principal protected.
•	You could lose some or all of your investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
•	You could receive at maturity shares of the applicable Reference Stock or the cash value of those shares.
•	The notes are likely to have limited liquidity.

TAX

•
Each investor will agree to treat the notes as an investment unit consisting of (i) a non-contingent debt instrument subject to the rules governing short-term debt instruments and (ii) a Put Option for U.S. federal income tax purposes, as described in more detail in the product prospectus supplement.

ORDER DEADLINE

•	RBCCM will accept orders to purchase the notes until 12:00 p.m., New York City time, on June 13, 2013.

PRICING DATE: June 13, 2013	I	ISSUE DATE: June 18, 2013
IRS Circular 230 Notice:  To ensure compliance with IRS Circular 230, you are hereby notified that: (a) any discussion of federal tax issues contained or referred to herein is not intended or written to be used, and cannot be used, by you for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing by us of the transactions or matters addressed herein; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.